Exhibit 10.14

TruGolf - Brenner Adams - MOU

This Memorandum of Understanding is made and entered into the 1st day of June 2022, by and between TruGolf, a Nevada corporation (“Company”), and Brenner Adams, (“Agent”). This Memorandum of Understanding is meant to be legally binding, and to verify the mutual intent of both parties to secure a working relationship between both parties and is prepared to provide a working framework in lieu of a final agreement.

Company agrees:

1.	To use commercially reasonable efforts to implement the mutually agreed upon strategies and tactics to prepare the Company for growth.

2.	To consider Agent as Chief Growth Officer as the Company prepares for IPO.

3.	To a term of at least 12 months from signature.

4.	To pay Agent a bonus for April-June 2022 performance of $3,000 for completing 3 growth leadership meetings, securing agreements with Ronin & Greentree, and securing and completing up to 5 external department audits.

5.	To pay Agent the following; $12,000 a month across 2 payments, and $1,500 a month as a quarterly bonus at the end of each quarter for achieving the following quarterly targets.

a.	Q3: Sign $2M Bridge, secure $500K Bridge funds, Launch Monthly Councils & QBRs, Roll out a complete structural Reorganization, and lead the 2 year financial Audit.

b.	Q4: Complete preparation for an IPO, Sell 3,000 minis, Help launch Apogee, final Franchise prep, Open 1st Franchise.

c.	To be determined each quarter until compensation is reevaluated.

d.	Agent may request additional compensation from Ronin for doing work they said they would do.

6.	To reevaluate total compensation around February 2023 or after a funding event is solidified and a funding target date is under contract, to bring it up to a regional industry based average for comparable titles.

7.	To grant Agent a stock position of 1% of fully diluted stock as of June 1, and allow Agent to participate in future employee stock options programs commensurate with Agent’s position. This may be done as stock options with possible company lending to exercise those options.

Agent agrees:

1.	To act as the chairman of the advisory board in implementing mutually agreed plans to prepare the Company for growth.

2.	To act as primary point of contact as Investor Relations liaison including to Ronin, Greentree and the various vendors they recommend.

3.	To act as facilitator and tools manager for on-going strategic growth efforts including monthly Council meetings, Quarterly Business Reviews, and annual Strategic Planning.

General Provisions: Non-Disclosure; Non-Circumvention, Non-Solicitation. Both parties, as the case may be (the “Receiving Party”), understands that the other party (the “Disclosing Party” or the “Owner”) has disclosed or may disclose information relating to the Disclosing Party’s business (including, without limitation, business processes, product information, subcontract arrangements, computer programs, names and expertise of employees and consultants, know-how, formulas, processes, algorithms, prices, ideas, inventions [whether patentable or not], schematics and other technical, business, financial, customer and product development plans, leads, forecasts strategies and information), which, to the extent previously, presently, or subsequently disclosed to the Receiving Party is referred to as “Proprietary Information” of the Disclosing Party. Both Parties agree to hold the Disclosing Party’s Proprietary Information in confidence and to take reasonable precautions to protect such Proprietary Information (including, without limitation, all precautions the Receiving Party employs with respect to its confidential materials) not to divulge any such Proprietary Information or any information derived therefrom to any third person (except consultants, subject to the conditions stated below), not to make any use whatsoever at any time of such Proprietary Information except to evaluate internally whether to enter into an agreement with the Disclosing Party or other 3rd party disclosed by the Disclosing Party, and not to copy or reverse engineer any such Proprietary Information, nor solicit without prior written consent any parties considered part of Proprietary Information.

TruGolf		Brenner Adams

Signed:	/s/ Chris Jones	Signed:	/s/ Brenner Adams

Name:	Chris Jones	Name:	Brenner Adams
Title:	CEO
Date:	12/13/22	Date:	12/13/22